UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2007

TraceGuard Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-50329	98-0370398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Madison Avenue, 9th Floor, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 401-5969

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement of communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On July 15, 2007, TraceGuard Technologies, Inc.’s (the “Company”) wholly owned Israeli subsidiary, TraceGuard Technologies, Ltd. (“TG IL”), entered into an amendment (the “Amendment”) to an employment agreement with Mr. David Ben-Yair, its Chief Financial Officer. A copy of the Amendment is filed herewith as Exhibit 10.1. Under the terms of the Amendment, in lieu of the performance criteria previously set forth in his employment agreement, Mr. Ben-Yair shall be entitled to an annual cash bonus equal up to 90,000 New Israeli Shekels (approximately $22,500), as determined by TG IL’s CEO in his sole discretion. In addition, pursuant to the Amendment, Mr. Ben-Yair was granted an additional 180,000 restricted stock units (“RSUs”) which shall be subject to the Company’s 2006 Global Stock Incentive Plan. The RSUs are subject to the following vesting conditions: all of the shares vest on June 1, 2008, provided that in the event Mr. Ben-Yair’s employment with TG IL is terminated for any reason other than for Cause (as defined in his employment agreement), then Mr. Ben-Yair shall be entitled to a pro-rata portion of such shares from the period beginning June 1, 2007.

Mr. Ben-Yair has been the Chief Financial Officer of TG IL and the Company since November 10, 2005.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment to Employment Agreement, between TraceGuard Technologies, Ltd., and David Ben-Yair dated July 15, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 17, 2007

TRACEGUARD TECHNOLOGIES, INC.

By:	/s/ David Ben-Yair
Name: David Ben-Yair
Title: Chief Financial Officer